   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1998

                                                      REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           STERLING BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

              TEXAS                             6712                           74-2175590
  (state or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)         Identification Number)

                            15000 NORTHWEST FREEWAY
                              HOUSTON, TEXAS 77040
                                 (713) 466-8300
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                GEORGE MARTINEZ
               CHAIRMAN OF THE BOARD AND CHIEF FINANCIAL OFFICER
                           STERLING BANCSHARES, INC.
         15000 NORTHWEST FREEWAY, HOUSTON, TEXAS 77040, (713) 466-8300
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                    Copy to:

                               G. MICHAEL O'LEARY
                                DAN A. FLECKMAN
                             ANDREWS & KURTH L.L.P.
                         600 TRAVIS STREET, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time and as soon as practicable after the Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                REGISTRATION FEE

===========================================================================================================================
                                                                    PROPOSED            PROPOSED
                                                                    MAXIMUM              MAXIMUM
TITLE OF EACH CLASS OF                       AMOUNT TO BE        OFFERING PRICE         AGGREGATE           AMOUNT OF
SECURITIES TO BE REGISTERED                   REGISTERED           PER SHARE         OFFERING PRICE      REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value per
  share.................................     4,000,000(1)             $22              $88,000,000          $25,960(2)
===========================================================================================================================

(1) The number of shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Calculated in accordance with Rule 457(c), based on the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 9, 1998.
                            ------------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                EXPLANATORY NOTE

     This registration statement contains two forms of prospectus: one to be used by the registrant in connection with the issuance and sale from time to time by the registrant of shares of its common stock, par value $1.00 per share (the "Common Stock"), in connection with its acquisition of the securities and assets of other businesses (the "Company Prospectus") and one to be used by certain persons who have received shares of Common Stock of the registrant in connection with acquisitions by the registrant of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be Underwriters within the meaning of the Securities Act of 1933, as amended (the "Selling Stockholders Prospectus"). The Company Prospectus and the Selling Stockholders Prospectus will be identical in all respects except that they will contain different front and back cover pages and the Selling Stockholders Prospectus will contain an additional section under the caption "Manner of Offering." The Company Prospectus is included herein and is followed by those pages to be used in the Selling Stockholders Prospectus that differ from, or are in addition to, those in the Company Prospectus. Each of the alternate or additional pages for the Selling Stockholders Prospectus included herein has been labeled "Alternate Page for Selling Stockholders Prospectus." If required pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act of 1933, as amended, ten copies of each of the prospectuses in the forms in which they are used after the registration statement becomes effective will be filed with the Securities and Exchange Commission.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION
                                                               FEBRUARY 13, 1998

                                4,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK
                          ---------------------------

     This Prospectus relates to the offer and sale from time to time by Sterling Bancshares, Inc. (the "Company" or "Sterling") of up to 4,000,000 shares of common stock, $1.00 par value (the "Common Stock"), in connection with acquisitions, directly or indirectly by the Company, of other businesses, properties, or securities.

     The Company intends to concentrate on acquisitions that it believes would complement its current banking franchise and increase or expand its competitive position in existing or new markets. The consideration for any such acquisitions may consist of Common Stock, cash, notes or other evidences of debt, convertible or exchangeable securities, assumptions of liabilities or a combination thereof. The Common Stock covered by this Prospectus may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities, in exchange or conversion of other securities issued in any such acquisitions or otherwise pursuant to the agreements providing for such acquisitions. The terms of such acquisitions and of the issuance of Common Stock under acquisition agreements will generally be determined by direct negotiations with the owners or controlling persons of the business or properties to be acquired or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. The Company anticipates that the Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock either at the time of agreement on the terms of an acquisition or at the time of delivery of the Common Stock.

     The Company does not expect that an underwriting discount or commission will be paid by the Company in connection with issuances of Common Stock under this Prospectus. However, finders' fees, brokers' commissions or financial advisory fees may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of Common Stock covered by this Prospectus. Any person receiving such a fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     As of December 31, 1997, 13,760,320 shares of the Common Stock were outstanding. The shares of Common Stock offered hereby have been approved for trading on the Nasdaq National Market. On February 9, 1998, the closing price of the Common Stock on the Nasdaq National Market was $22 per share as published in The Wall Street Journal on February 10, 1998.

     The Company is a Texas corporation and all references herein to the Company refer to the Company and its subsidiaries.

      SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-4 under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission or through the Commission's Internet Web site.

     The Company's Common Stock is traded on the Nasdaq National Market. Proxy statements and other information concerning the Company can also be inspected at the offices of the Nasdaq National Market, 173 K Street, N.W., Washington, D.C. 20006-1500.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission pursuant to the Exchange Act are incorporated herein by reference.

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 filed on March 26, 1997;

          2. The Company's Current Report on Form 8-K filed on April 3, 1997 and the amendments thereto on Form 8-K/A filed on April 7, 1997 and on July 28, 1997;

          3. The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997 filed on May 9, 1997 and the amendment thereto on Form 10-Q/A filed on May 24, 1997;

          4. The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997 filed on August 15, 1997;

          5. The Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997 filed on November 15, 1997 and the amendment thereto on Form 10-Q/A filed on December 4, 1997; and

          6. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed on October 21, 1992.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of the documents, including exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be made to: Sterling Bancshares, Inc., 15000 Northwest Freeway, Houston, Texas 77040, Attention: Corporate Secretary; telephone (713) 466-8300.

                                  THE COMPANY

     Sterling is a bank holding company that provides commercial and retail banking services through the community banking offices of Sterling Bank, a banking association chartered under the laws of the State of Texas and headquartered in Houston, Texas (the "Bank"). The Bank has 16 community banking offices, all of which are located in the greater Houston metropolitan area. The Company was incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of the Bank in 1981. The Bank was chartered in Texas in 1974. The Company completed its initial public offering on October 22, 1992.

     The Bank provides a wide range of retail and commercial banking services, including demand, savings and time deposits; commercial, real estate and consumer loans; merchant credit card services; letters of credit; cash management services; and drive-in banking services. In addition, the Bank facilitates sales of brokerage, mutual funds, and insurance products through third-party vendors. The primary lending focus of the Bank is on commercial loans and owner-occupied real estate loans to local businesses with annual sales ranging from $300,000 to $30 million. Typically, borrowers' financing requirements are between $100,000 and $500,000. The Bank does not seek loans larger than $2 million per relationship, but will consider larger lending relationships in cases involving exceptional levels of credit quality. The Bank believes that its self-imposed lending limits allow for greater diversity in the loan portfolio, less competition from large banks and better pricing opportunities.

     The Bank employs a business strategy that is generally known in the industry as supercommunity banking. Under this strategy, the Bank provides a broad line of financial products and services to small and medium-sized businesses and consumers through full service community banking offices. Each banking office has senior management, with significant lending experience, who exercise substantial autonomy over credit and pricing decisions, subject to loan committee approval for larger credits. This decentralized management approach, coupled with continuity of service by the same staff members, enables the Bank to develop long-term customer relationships, maintain high quality service and respond quickly to customer needs. As a result of the development of broad banking relationships with their customers and the convenience and service of the Bank's 16 full-service banking offices, lending and investing activities are funded almost entirely by core deposits, approximately three-fourths of which are demand and savings deposits.

     The Bank's growth strategy has been concentrated on increasing its community banking presence in its existing Houston markets, and expanding into new markets within the greater Houston area in response to the expressed needs of those markets. The Bank has grown through a combination of internally generated growth, mergers and acquisitions of additional banking operations, and the opening of new banking offices.

     During 1996, the Bank opened two new community banking offices: one in the Upper Kirby district of central Houston, and the other in the Galleria area of Houston. In January 1997, the Bank opened a banking office in the Cypress Station area, north of Houston. On September 30, 1997, the Company acquired First Houston Bancshares, Inc. and its wholly owned subsidiary Houston National Bank, which was subsequently merged into the Bank. This community banking office is located in the Memorial Drive area just west of downtown Houston. In January 1998, the Company opened its sixteenth banking office on Spencer Highway in Pasadena, southeast of Houston. The Company intends to pursue selected acquisitions of existing banking operations where available and consistent with its supercommunity banking philosophy. To accommodate anticipated growth, the Company continues to upgrade its data processing and telecommunication systems in order to provide the Company with the technological capacity necessary to meet the needs and expectations of its customers and accommodate growth in the Company's assets and number of offices.

     The principal executive office of the Company is located at 15000 Northwest Freeway, Houston, Texas 77040, and its telephone number is (713) 466-8300.

                                  RISK FACTORS

     An investment in the Company involves a significant degree of risk. Prospective investors should consider carefully the following factors in addition to other information included in this Prospectus before making an investment in the Common Stock. This Prospectus contains "forward-looking statements" concerning the Company's operations within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, economic performance and financial condition, including, in particular, the likelihood of the Company's success in developing and expanding its business. These statements are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions that are subject to change. Some of these assumptions inevitably will not materialize, and unanticipated events will occur that will affect the Company's results.

DEPENDENCE UPON LOCAL ECONOMIC CONDITIONS

     Sterling's profitability is dependent on the profitability of the Bank. The Bank derives substantially all of its loans, deposits and other business from the greater Houston metropolitan area. The banking industry in Texas and Houston is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond Sterling's control. During the mid-1980's, severely depressed oil and gas and real estate prices materially and adversely affected the Texas and Houston economies, causing a severe recession and significant unemployment in the region. More recently, the Houston and Texas economies have improved considerably which has been partially attributable to expansion into non-energy related industries. As Houston has diversified, its economy has become more susceptible to adverse developments affecting the national economy. There can be no assurance, however, that Sterling will be able to withstand adverse changes in the Houston economy should they occur, or that adverse developments in general economic conditions in the national or local economy will not adversely affect Sterling's financial condition or results of operations. Accordingly, Sterling will remain subject to risks associated with prolonged declines in either the local or national economies.

RELIANCE ON OWNER-OPERATED BUSINESS MARKET

     Sterling's business development and marketing strategy is primarily targeted toward serving the banking and financial services needs of owner-operated businesses. The owner-operated business market, which Sterling defines as businesses with annual sales between $300,000 and $30 million, represents a major sector of the Houston economy that has played an important role in recent years in generating job growth and improving the overall health of the Houston economy. While Sterling believes that this market niche will continue to play a key role in the future success of the Houston economy, there can be no assurances that economic conditions affecting this market will continue to be favorable or that this market will not experience any adverse developments, which, in time, could adversely affect Sterling's financial condition or results of operations. In addition, no assurance can be given that Sterling's financial condition or results of operations will not be adversely affected if Sterling is unable to maintain or expand its share of the owner-operated business market or is required, due to changing business and economic conditions, to serve other market sectors.

INDEBTEDNESS OF STERLING

     Like most banks, Sterling realizes income primarily from the spread between interest earned on loans and investments and the interest paid on deposits and borrowings. Sterling expects that, from time to time, it will experience "gaps" in the interest rate sensitivities of its assets and liabilities, meaning that either its interest-bearing liabilities will be more sensitive to changes in market interest rates than its interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to Sterling's position, the "gap" will work against Sterling, and its earnings may be negatively affected. Management actively monitors the interest rate sensitivities of the assets and liabilities of Sterling, and works to prevent any gaps from approaching imprudent levels.

RESTRICTIONS ON PAYING DIVIDENDS

     Sterling's ability to pay dividends to its shareholders depends to a large extent upon the dividends Sterling receives from the Bank. Dividends paid by the Bank are subject to restrictions under various federal and state banking laws. In addition, both Sterling and the Bank must maintain certain capital levels which may restrict the ability of the Bank to pay dividends to Sterling and Sterling to pay dividends to its shareholders. See "Market Price of Sterling Common Stock and Dividend Policy of Sterling."

PREEMPTIVE RIGHTS DENIED AND DILUTION

     Sterling's Articles of Incorporation (the "Sterling Charter") do not provide shareholders with a preemptive right to subscribe for additional shares of Common Stock upon any increase thereof. Thus, upon the issuance of any additional shares of Common Stock or other voting securities of Sterling, or securities convertible into Common Stock or other voting securities of Sterling, persons who receive shares of Common Stock in transactions may be unable to maintain their pro rata voting or ownership interest in Sterling.

ANTI-TAKEOVER PROVISIONS

     The Sterling Charter, as well as Texas and certain federal laws and regulations, will assist Sterling in maintaining its status as an independent publicly-owned corporation. The Sterling Charter provides for noncumulative voting for directors and authorizes the Board of Directors to issue shares of preferred stock without shareholder approval. Shares of preferred stock may be issued by Sterling in the future without shareholder approval and upon such terms as the Board of Directors may determine. The rights of the holders of Sterling Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock of Sterling that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition, financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a controlling interest in Sterling.

     The Sterling Charter provides that the number of directors will be fixed by, or in the manner provided in, the Bylaws. The Bylaws provide that the number of directors may be fixed from time to time by resolution of the Board of Directors. Currently, the Board of Directors of Sterling consists of 15 members. The Board of Directors of Sterling will be divided into three classes as nearly equal in number as possible serving staggered three-year terms such that approximately one-third of the Company's Board of Directors is elected each year.

     These provisions in Sterling's governing instruments may discourage potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors of Sterling. Accordingly, holders of Common Stock may be deprived of an opportunity to sell their shares of Common Stock at a substantial premium over the market price of such shares. In addition, federal law also requires the approval of the Federal Reserve Board prior to the acquisition of "control" of a bank holding company.

GOVERNMENTAL REGULATION

     Sterling and its subsidiaries will continue to be subject to extensive federal and state governmental supervision and regulation, which are intended primarily for the protection of depositors. In addition, Sterling and its subsidiaries are subject to changes in federal and state law, as well as changes in regulations, governmental polices and accounting principles. The effects of any such potential changes cannot be predicted but could adversely affect the business and operations of Sterling and its subsidiaries in the future.

FISCAL AND MONETARY POLICIES

     The Company's business and earnings are affected significantly by the fiscal and monetary policies of the federal government and its agencies. The Company is particularly affected by the policies of the Federal Reserve Board, which regulates the supply of money and credit in the United States. Among the instruments of monetary policy available to the Federal Reserve Board are (i) conducting open market operations in United States government securities, (ii) changing the discount rates of borrowings of depository institutions,

(iii) imposing or changing reserve requirements against depository institutions' deposits, and (iv) imposing or changing reserve requirements against certain borrowing by banks and their affiliates. These methods are used in varying degrees and combinations to directly affect the availability of bank loans and deposits, as well as the interest rates charged on loans and paid on deposits. For that reason alone, the policies of the Federal Reserve Board have a material effect on the earnings of the Bank and, thus, those of the Company.

COMPETITION

     Sterling and its subsidiaries are subject to vigorous competition in all aspects and areas of its business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. Sterling also competes with non-financial institutions, including retail stores that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. Sterling competes in its market area with a number of much larger financial institutions with substantially greater resources, lending limits, larger branch systems and a wider array of commercial banking services.

     Sterling has been able to compete effectively with other financial institutions by emphasizing customer service, including local office decision-making on loans, by establishing long term customer relationships and building customer loyalty and by providing products and services designed to address the specific needs of its customers. No assurances may be given, however, that Sterling will continue to be able to compete effectively with other financial institutions in the future.

     The financial services industry is likely to become even more competitive as further technological advances enable more companies to provide financial services. These technological advances may diminish the importance of depository institutions and other financial intermediaries in the transfer of funds between parties.

     MARKET PRICE OF STERLING COMMON STOCK AND DIVIDEND POLICY OF STERLING

     The Common Stock of the Company is traded on the Nasdaq National Market under the symbol "SBIB." Information as to the trading prices of, and cash dividends paid on, shares of Common Stock will be contained in the Prospectus Supplements or post-effective amendments filed in connection with the issuance or resale of shares of Common Stock offered hereby.

     The Company has paid a regular quarterly cash dividend since February 1993, and intends to continue the policy of paying such dividends, subject to the availability of cash from its current earnings and the declaration thereof by the Company's board of directors. For a description of certain restrictions on the Company's ability to pay dividends, see "Risk Factors -- Restrictions on Paying Dividends."

                     SECURITIES COVERED BY THIS PROSPECTUS

     The Common Stock covered by this Prospectus are available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in banking and other related financial institution businesses. The consideration offered by the Company in such acquisitions, in addition to the Common Stock offered by this Prospectus, may include cash, debt or other Company securities, or assumption by the Company of liabilities of the businesses being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the Common Stock issued in acquisitions hereunder will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.

                             VALIDITY OF SECURITIES

     The validity of the issuance of the shares of Common Stock offered by this Prospectus has been passed upon for the Company by Andrews & Kurth L.L.P., counsel to the Company.

                              PLAN OF DISTRIBUTION

     The Common Stock covered by this Prospectus may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other companies or other entities, in exchange for assets used in or related to the business of such entities, in exchange or conversion of other securities issued in any such acquisitions or otherwise pursuant to the agreements providing for such acquisitions. The terms of such acquisitions and of the issuance of Common Stock under acquisition agreements will generally be determined by direct negotiations with the owners or controlling persons of the business or properties to be acquired or, in the case of entities that are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. The Company anticipates that the Common Stock issued in any such acquisition will be valued at a price reasonably related to the market value of the Common Stock either at the time of agreement on the terms of an acquisition or at the time of delivery of the Common Stock.

     The Company does not expect that an underwriting discount or commission will be paid by the Company in connection with issuances of Common Stock under this Prospectus. However, finders' fees, brokers' commissions or financial advisory fees may be paid from time to time in connection with specific acquisitions, and such fees may be paid through the issuance of Common Stock covered by this Prospectus. Any person receiving such a fee may be deemed to be an underwriter within the meaning of the Securities Act.

======================================================

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................       2
Incorporation of Certain Documents by
  Reference............................       2
The Company............................       4
Risk Factors...........................       5
Market Price of Sterling Common Stock
  and Dividend Policy of Sterling......       8
Securities Covered by this
  Prospectus...........................       8
Validity of Securities.................       8
Plan of Distribution...................       9

======================================================
======================================================

                                4,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                          , 1998

======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                                                           SUBJECT TO COMPLETION
                                                               FEBRUARY 13, 1998

                                4,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK

                          ---------------------------

     This Prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons (the "Selling Stockholders") who have received shares of common stock, par value $1.00 per share (the "Common Stock"), of Sterling Bancshares, Inc. (the "Company") in connection with the acquisition by the Company of securities or assets held by such persons, or their transferees, and who wish to offer and sell such shares of Common Stock in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be Underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), as more fully described herein. The Company will receive none of the proceeds from any such sale. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Certain printing, certain legal and accounting, filing and other similar expenses of this offering may be paid by the Company. The Selling Stockholders will generally bear all other expenses of this offering, including brokerage fees and any underwriting discounts or commissions.

     The Registration Statement of which this Prospectus is a part also relates to the offer and issuance by the Company from time to time of 4,000,000 shares of Common Stock in connection with its acquisition of the securities and assets of other businesses.

     As of December 31, 1997, the Company had 13,760,320 shares of its Common Stock outstanding. The shares of Common Stock offered hereby have been approved for trading on the Nasdaq National Market. On February 9, 1998, the closing price of the Common Stock on the Nasdaq National Market was $22 per share as published in The Wall Street Journal on February 10, 1998.

     The Company is a Texas corporation and all references herein to the Company refer to the Company and its subsidiaries.

     SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS IN THE COMMON STOCK OFFERED HEREBY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS           , 1998.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

                              PLAN OF DISTRIBUTION

     This Prospectus may also be used by the persons who receive from the Company shares of Common Stock covered by the Registration Statement, of which this Prospectus is a part, in acquisitions under circumstances, requiring the use of a Prospectus (such persons being referred to herein as "Selling Stockholders"); provided, however, that no Selling Stockholder will be authorized to use this Prospectus for any offer of such shares of Common Stock without first obtaining the written consent of the Company. The Company may consent to the use of this Prospectus by Selling Stockholders for a limited period of time and subject to conditions and limitations that may vary as to any given Selling Stockholder.

     Agreements with the Selling Stockholders permitting use of this Prospectus may provide that any such offering be effected in an orderly manner through securities dealers, acting as a broker or dealer, selected by the Company; that Selling Stockholders enter into custody agreements with certain persons with respect to such shares; and that sales be made only by one or more of the methods described in this caption, as appropriately supplemented or amended as required.

     The Selling Stockholders may from time to time sell all or a portion of the shares of Common Stock in transactions on the Nasdaq National Market, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The shares of Common Stock may be sold directly or through broker-dealers. If shares of Common Stock are sold through broker-dealers, the Selling Stockholders may pay brokerage commissions and charges. The methods by which the shares of Common Stock may be sold include, without limitation, (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (c) exchange distribution and/or secondary distributions in accordance with the rules of the Nasdaq National Market; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) privately negotiated transactions.

     The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit and any commissions paid or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities under the Securities Act.

     No assurances can be given that the Selling Stockholders will sell any or all of the shares of Common Stock offered hereunder.

     The Selling Stockholders may resell the shares offered hereby only if such securities are qualified for sale under applicable state securities or "blue sky" laws or exemptions from such registration and qualification requirements are available.

              [ALTERNATE PAGE FOR SELLING STOCKHOLDERS PROSPECTUS]

================================================================================

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................       2
Incorporation of Certain Documents by
  Reference............................       2
The Company............................       4
Risk Factors...........................       5
Market Price of Sterling Common Stock
  and Dividend Policy of Sterling......       8
Securities Covered by this
  Prospectus...........................       8
Validity of Securities.................       8
Plan of Distribution...................       9


================================================================================



================================================================================


                                4,000,000 SHARES

                        [STERLING BANCSHARES, INC. LOGO]

                                  COMMON STOCK

                            ------------------------
                                   PROSPECTUS
                            ------------------------

                                          , 1998


================================================================================

                                    PART II

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering described in this Registration Statement. All of such amounts (except the SEC registration fee) are estimated.

    SEC Registration Fee.....................................................    $25,960
    Blue Sky Fees and Expenses...............................................      5,000
    Printing and Engraving Costs.............................................      5,000
    Legal Fees and Expenses..................................................     20,000
    Accounting Fees and Expenses.............................................      2,000
    Transfer Agent and Registrar Fees and Expenses...........................      5,000
    Miscellaneous............................................................      7,040
                                                                                 -------
         Total...............................................................    $70,000
                                                                                 =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of Sterling provide that its directors and officers may be indemnified against any costs and expenses, including counsel fees, actually and necessarily incurred (or reasonably expected to be incurred) in connection with the defense of any civil, criminal, administrative or other claim, action, suit or proceedings (whether by or in the right of Sterling or otherwise) in which he may become involved or with which he may be threatened, by reason of his being or having been such a director or officer, and against any payments in settlement of any such claim, action, suit or proceeding or in satisfaction of any related judgment, fine or penalty, provided that the Board of Directors of Sterling shall, in the exercise of its business judgment, determine that such indemnification is in the best interest of Sterling.

     Sterling's Bylaws provide for indemnification of directors and officers to the full extent permitted by law. In the case of a derivative or other action by or in the right of Sterling where a director is found liable, indemnity is predicated on the determination that indemnification is nevertheless appropriate, by majority vote of a committee of disinterested directors or by independent legal counsel.

     Under the Texas Business Corporation Act (the "TBCA"), directors, officers, employees or agents are entitled to indemnification against expenses (including attorneys' fees) whenever they successfully defend legal proceedings brought against them by reason of the fact that they hold such a position with the corporation. In addition, with respect to actions not brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees), judgments, fines, penalties and reasonable settlement if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to criminal proceedings he or she had no reasonable cause to believe that his or her conduct was unlawful. With respect to actions brought by or in the right of the corporation, indemnification is permitted under the TBCA for expenses (including attorneys' fees) and reasonable settlements, if it is determined that the person seeking indemnification acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders; provided, indemnification is not permitted if the person is found liable to the corporation, unless the court in which the action or suit was brought has determined that indemnification is fair and reasonable in view of all the circumstances of the case.

     Under an insurance policy maintained by Sterling, the directors and officers of Sterling are insured within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, action, suits or proceedings, which may be brought against them by reason of being or having been such directors and officers.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

    EXHIBIT NUMBER                                 DESCRIPTION
    --------------      ------------------------------------------------------------------
               3.1  --  Restated and Amended Articles of Incorporation of Sterling
                        (incorporated herein by reference to Exhibit 3.1 to the Company's
                        Registration Statement on Form S-4 (File No. 333-27185)).
               3.2  --  Restated Bylaws of Sterling (incorporated herein by reference to
                        Exhibit 4.2 to the Company's Registration Statement on Form S-8
                        effective November 25, 1996 (File No. 333-16719)).
              +5.1  --  Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
              10.1  --  1994 Incentive Stock Option Plan of the Registration (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on
                        Form 10-K for the year ended December 31, 1994).
              10.2  --  1994 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on
                        Form 10-K for the year ended December 31, 1994).
              10.3  --  1984 Incentive Stock Option Plan of the Registrant (incorporated by reference to Exhibit 10.1 to the Company's Registration
                        Statement on Form S-1(File No. 33-51476)).
              10.4  --  Settlement and Release Agreement dated October 2, 1995, between
                        Sterling Bancshares, Inc., and C. Frank Kurtin (incorporated herein by reference to Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996).
              10.5  --  Consulting Contract dated October 2, 1995, between Sterling
                        Bancshares, Inc., and C. Frank Kurtin (incorporated herein by reference to Exhibit 10.6 to the Company's Annual Report on Form
                        10-K for the year ended December 31, 1996).
              10.6  --  1995 Non-Employee Director Stock Compensation Plan (incorporated by reference to Exhibit 5.1 to the Company's Registration
                        Statement on Form S-8 (File No. 333-16719)).
             +23.1  --  Consent of Deloitte & Touche LLP, Independent Auditors.
             +23.2  --  Consent of Andrews & Kurth L.L.P. (included in their opinion filed herewith as Exhibit 5.1).
             +24    --  Powers of Attorney (included on the signature page).

---------------

+ Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of the Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 13th day of February, 1998.

                                          STERLING BANCSHARES, INC.

                                                  /s/ GEORGE MARTINEZ
                                          --------------------------------------
                                          George Martinez, Chairman of the Board
                                               and Chief Financial Officer
                                              (Principal Executive Officer)

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints George Martinez, and Michael A. Roy, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  SIGNATURE                                  POSITION                      DATE
                  ---------                                  --------                      ----
             /s/ GEORGE MARTINEZ               Chairman of the Board and Chief       February 13, 1998
---------------------------------------------  Financial Officer and Director
               George Martinez                 (Principal Executive and Financial
                                               Officer)

             /s/ GEORGE MARTINEZ               Principal Accounting Officer          February 13, 1998
---------------------------------------------
               George Martinez

          /s/ J. DOWNEY BRIDGWATER             Director                              February 13, 1998
---------------------------------------------
            J. Downey Bridgwater

             /s/ C.P. BRYAN, JR.               Director                              February 13, 1998
---------------------------------------------
               C.P. Bryan, Jr.

              /s/ JOHN H. BUCK                 Director                              February 13, 1998
---------------------------------------------
                John H. Buck

           /s/ JOHN B. CARTER, JR.             Director                              February 13, 1998
---------------------------------------------
             John B. Carter, Jr.

              SIGNATURE                              POSITION                       DATE
-------------------------------------  ------------------------------------  ------------------


        /s/ JAMES M. CLEPPER           Director                              February 13, 1998
-------------------------------------
          James M. Clepper

      /s/ WALTER P. GIBBS, JR.         Director                              February 13, 1998
-------------------------------------
        Walter P. Gibbs, Jr.

         /s/ BRUCE J. HARPER           Director                              February 13, 1998
-------------------------------------
           Bruce J. Harper

        /s/ GLENN H. JOHNSON           Director                              February 13, 1998
-------------------------------------
          Glenn H. Johnson

        /s/ JAMES J. KEARNEY           Director                              February 13, 1998
-------------------------------------
          James J. Kearney

         /s/ RUSSELL I. ORR            Director                              February 13, 1998
-------------------------------------
           Russell I. Orr

       /s/ CHRISTIAN A. RASCH          Director                              February 13, 1998
-------------------------------------
         Christian A. Rasch

       /s/ STEVEN F. RETZLOFF          Director                              February 13, 1998
-------------------------------------
         Steven F. Retzloff

         /s/ RAIMUNDO RIOJAS           Director                              February 13, 1998
-------------------------------------
           Raimundo Riojas

      /s/ CUBA WADLINGTON, JR.         Director                              February 13, 1998
-------------------------------------
        Cuba Wadlington, Jr.

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                                         DESCRIPTION
------       --------------------------------------------------------------------------------
    3.1  --  Restated and Amended Articles of Incorporation of Sterling (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4
             (File No. 333-27185)).
    3.2  --  Restated Bylaws of Sterling (incorporated herein by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8 effective November 25, 1996
             (File No. 333-16719)).
   +5.1  --  Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.
   10.1  --  1994 Incentive Stock Option Plan of the Registration (incorporated by reference to Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1994).
   10.2  --  1994 Employee Stock Purchase Plan of the Registrant (incorporated by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1994).
   10.3  --  1984 Incentive Stock Option Plan of the Registrant (incorporated by reference to
             Exhibit 10.1 to the Company's Registration Statement on Form S-1 (File No.
             33-51476)).
   10.4  --  Settlement and Release Agreement dated October 2, 1995, between Sterling
             Bancshares, Inc., and C. Frank Kurtin (incorporated herein by reference to
             Exhibit 10.5 to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1996).
   10.5  --  Consulting Contract dated October 2, 1995, between Sterling Bancshares, Inc., and C. Frank Kurtin (incorporated herein by reference to Exhibit 10.6 to the
             Company's Annual Report on Form 10-K for the year ended December 31, 1996).
   10.6  --  1995 Non-Employee Director Stock Compensation Plan (incorporated by reference to
             Exhibit 5.1 to the Company's Registration Statement on Form S-8 (File No.
             333-16719)).
  +23.1  --  Consent of Deloitte & Touche LLP, Independent Auditors.
  +23.2  --  Consent of Andrews & Kurth L.L.P. (included in their opinion filed herewith as
             Exhibit 5.1).
  +24    --  Powers of Attorney (included on the signature page).

---------------

+ Filed herewith.